Exhibit 99.2

           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Southborrough Ventures, Inc. (the "Company") on Form 10-KSB for the period ending November 30, 2002 as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), I, John Taylor, President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



     The foregoing certification is made solely for the purpose of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

         EXECUTED this 14th day of March, 2003.
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                                          /s/  John ???? Taylor
                                          --------------------------------------
                                          John Taylor
                                          President and Chief Financial Officer